Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ginkgo Bioworks Holdings, Inc. of our reports dated February 28, 2022 and June 23, 2021, relating to the consolidated financial statements of Allonnia, LLC, appearing in Ginkgo Bioworks Holdings, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 27, 2023